UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: January 17, 2012

POSITRON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-24092	76-0083622
(State or Other Jurisdiction of Incorporation)	(Commission file Number)	(I.R.S. Employer Identification No.)

9715 Kincaid Boulevard, Suite 1000, Fishers, IN	46038
(Address of Principle Executive Offices)	(Zip Code)

(317) 576-0183

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under Section Act (17 CFT 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement.

On January 17, 2012, Positron Corporation (the “Company”) acquired Manhattan Isotope Technology LLC (“MIT”) upon consummation of a Membership Interest Purchase Agreement (the “Agreement”) with MIT and the interest-holders of MIT, whereby the Company acquired all of the issued and outstanding membership interests from the holders in exchange for: (i) the assumption of the liabilities of MIT; (ii) cash advances; (iii) earn-out payments equal to twenty percent (20%) of “Net Income” as defined in the Agreement; and (iv) entry into employment agreements with MIT’s employees.

In accordance with the transaction, the Company acquired the assets related to MIT’s business of refurbishing spent strontium-82/rubidium-82 and other radioisotope generators, recycling strontium-82 and other radioisotopes from generators, processing of strontium-82 and other radioisotopes, providing expertise in production of radioisotopes and radioisotopes services, including inventory, accounts receivable, certain supply and distribution and other vendor contracts, good will and other various assets and intangibles. The parties made customary representations, warranties and indemnities in the Agreement that are typical and consistent for a transaction of this size and scope.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosures set forth under Item 1.01 are incorporated by reference into this Item 2.01.

The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the agreements attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Registrant’s reasonable belief that the Investor had access to information concerning the Registrant’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Registrant made no solicitation in connection with the sale other than communications with the Investor; the Registrant obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Registrant in order to make an informed investment decision.

At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement among Positron Corporation, Manhattan Isotope Technology LLC and the interest holders of Manhattan Isotope Technology LLC.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

POSITRON CORPORATION

Date: January 20, 2012	By:	/s/ Patrick G. Rooney
Name: Patrick G. Rooney
Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Membership Interest Purchase Agreement among Positron Corporation, Manhattan Isotope Technology LLC and the interest holders of Manhattan Isotope Technology LLC.